UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2015

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 20, 2015, the Board of Directors of Noble Energy, Inc. (the “Company”) amended and restated the Company’s By-Laws (“By-Laws”), effective immediately, to implement a "proxy access" procedure and to make certain other conforming changes. Article III, Section 2 has been added to the By-Laws to allow a stockholder, or a group of up to 20 stockholders, owning 5% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to 20% of the Board provided that the stockholder(s) and the nominee(s) satisfy certain requirements specified in the By-Laws, including the requirement that the Company must receive notice of such nominations between 150 and 120 calendar days prior to the anniversary date of the previous year’s annual proxy materials mailing, except as otherwise provided in Article III, Section 2(b).
The By-Laws were also amended to incorporate certain conforming changes to pre-existing By-Law provisions regarding (i) shareholder nominations of director candidates outside of proxy access in Article III, Section 1(h) and (ii) the advance notice requirements set forth in Article II, Section 2(b).
The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	By-Laws of Noble Energy, Inc. (as amended through October 20, 2015).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date:	October 22, 2015	By:	/s/ Aaron G. Carlson
Aaron G. Carlson
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	By-Laws of Noble Energy, Inc. (as amended through October 20, 2015).